Exhibit 99.2

M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz	Virginia Sobol
	Executive Vice President	Vice President, Marketing
	and Chief Financial Officer	and Public Relations
	(908) 272-8000	(732) 590-1000

MACK-CALI REALTY CORPORATION

ANNOUNCES THIRD QUARTER RESULTS

CRANFORD, NEW JERSEY – November 2, 2006 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the third quarter 2006.

Highlights of the quarter included:

•                  Reported net income per diluted share of $0.26;

•                  Reported funds from operations per diluted share of $0.86;

•                  Increased quarterly common stock dividend to $0.64 per share;

•                  Acquired 395 West Passaic Street, located in Rochelle Park, New Jersey for $21 million;

•                  Signed contracts to sell entire portfolio in suburban Denver and Colorado Springs for $195 million; and

•                  Entered into agreements to sell ownership interests in three properties in San Francisco for a total of $167 million.

FINANCIAL HIGHLIGHTS

Net income available to common shareholders for the third quarter 2006 equaled $16.0 million, or $0.26 per share, versus $20.6 million, or $0.33 per share, for the same quarter last year.  For the nine months ended September 30, 2006, net income available to common shareholders equaled $75.2 million, or $1.20 per share, versus $79.1 million, or $1.29 per share, for the same period last year.

Funds from operations (FFO) available to common shareholders for the quarter ended September 30, 2006 amounted to $67.1 million, or $0.86 per share, versus $66.7 million, or $0.88 per share, for the quarter ended September 30, 2005.  For the nine months ended September 30, 2006, FFO available to common shareholders amounted to $222.3 million, or $2.86 per share, versus $205.2 million, or $2.71 per share, for the same period last year.

Total revenues for the third quarter 2006 increased 31.8 percent to $203.2 million as compared to $154.2 million for the same quarter last year.  For the nine months ended September 30, 2006, total revenues amounted to $542.1 million, an increase of 21.3 percent over total revenues of $446.8 million, for the same period last year.

All per share amounts presented above are on a diluted basis.

The Company had 62,551,206 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 15,595,825 common operating partnership units outstanding as of September 30, 2006.

The Company had a total of 78,147,031 common shares/common units outstanding at September 30, 2006.

As of September 30, 2006, the Company had total indebtedness of approximately $2.4 billion, with a weighted average annual interest rate of 6.07 percent.  The Company had a total market capitalization of $6.5 billion and a debt-to-undepreciated assets ratio of 45.0 percent at September 30, 2006.  The Company had an interest coverage ratio of 2.9 times for the quarter ended September 30, 2006.

Mitchell E. Hersh, president and chief executive officer, commented, “During the third quarter we strengthened occupancies, increased our dividend, and announced our exit of our remaining western markets.  We’re pleased with our results and the progress we’ve made on our strategic plan and look forward to further enhancing our presence in our core Northeast markets.”

The following is a summary of the Company’s recent transactions:

ACQUISITIONS

In July, the Company acquired 395 West Passaic Street, a four-story, 100,589 square-foot, class A office building, located in Rochelle Park, New Jersey for approximately $21 million.  395 West Passaic Street is 90.2 percent leased.

PROPERTY SALES

In August, the Company signed contracts to sell its entire property and land portfolio in suburban Denver and Colorado Springs.  The portfolio, which consists of 19 office buildings totaling 1.4 million square feet, plus 7.1 acres of vacant land and 1.6 acres of land dedicated to a parking facility, is being sold to Westcore Properties for approximately $195.3 million.

In September, the Company entered into agreements to sell its ownership interests in three properties in San Francisco for a total of approximately $167 million. Upon completion, the sales will mark the Company’s exit of the San Francisco market, in accordance with its capital recycling program and portfolio strategy.

The San Francisco sales transactions are as follows:

•                        Mack-Cali has entered into a contract to sell 760 Market Street and 795 Folsom Street in San Francisco to Westcore Properties for an aggregate price of approximately $126 million. 760 Market Street is an 11-story, 267,446 square-foot class A office building that is 78.2 percent leased; and 795 Folsom Street is a six-story, 183,445 square-foot class A office building that is 96.0 percent leased.

•                        Mack-Cali has entered into an agreement in principle to sell substantially all of its 50-percent ownership interest in Convention Plaza in San Francisco, based on a total building valuation of approximately $82 million. Convention Plaza is a 12-story, 305,618 square-foot class A office building. The interest will be sold to an entity related to The ADCO Group. A different entity related to The ADCO Group is Mack-Cali’s current joint venture partner in the project.  Located at 201 Third Street, Convention Plaza is 83.9 percent leased.

Both transactions are expected to close in the fourth quarter.

DIVIDENDS

In June, the Company’s Board of Directors declared an increased cash dividend of $0.64 per common share (indicating an annual rate of $2.56 per common share) for the third quarter 2006.  The annualized dividend rate of $2.56 per common share represents a 1.6 percent increase from the previous annualized dividend of $2.52 per common share.  The dividend was paid on October 16, 2006 to shareholders of record as of October 4, 2006.

The Board also declared a cash dividend on its 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period July 15, 2006 through October 14, 2006.  The dividend was paid on October 16, 2006 to shareholders of record as of October 4, 2006.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 91.4 percent leased at September 30, 2006, as compared to 90.7 percent leased at June 30, 2006.

For the quarter ended September 30, 2006, the Company executed 172 leases totaling 966,273 square feet, consisting of 843,542 square feet of office space, 121,381 square feet of office/flex space and 1,350 square feet of industrial/warehouse space. Of these totals, 286,651 square feet were for new leases and 679,622 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

IN NORTHERN NEW JERSEY:

•                  DB Services New Jersey, Inc., a facilities arm of international bank Deutsche Bank, renewed its lease for 90,000 square feet and expanded by 191,920 square feet for approximately 10 years at Harborside Financial Center, Plaza I in Jersey City, New Jersey. The 400,000 square-foot office building is 92.8 percent leased.

•                  Kiewit Construction Company, a civil construction contractor, signed a new eight-year lease for 26,500 square feet at 470 Chestnut Ridge Road in Woodcliff Lake, New Jersey.  The 52,500 square-foot office building is 81.2 percent leased.

•                  Electronics for Imaging, Inc., a provider of printing technology products and services, signed a five-year renewal for 11,960 square feet at 4 Gatehall Drive in Parsippany, New Jersey.

•                  Also at 4 Gatehall Drive, Natrel Communications, Inc., a marketing firm, signed a new, three-year lease for 10,440 square feet.  4 Gatehall Drive is a 248,480 square-foot office building and is 77.1 percent leased.

•                  Starr, Gern, Davison & Rubin P.C., a law firm, signed a new, 10-year and two month lease for 11,294 square feet at 105 Eisenhower Parkway in Roseland, New Jersey.  Located in the Eisenhower/280 Corporate Center, 105 Eisenhower Parkway is a 220,000 square-foot office building and is 85.8 percent leased.

IN CENTRAL NEW JERSEY:

•                  DeVine Corporation, a tableware distributor, renewed its lease for 16,524 square feet for five years at 1345 Campus Parkway in Wall Township, New Jersey.  1345 Campus Parkway is a 76,300 square-foot office/flex building located in Monmouth Shores Corporate Park and is 100 percent leased.

•                  Wells Fargo Home Mortgage, Inc., a subsidiary of financial services provider Wells Fargo & Company, renewed its lease for 14,379 square feet at 343 Thornall Street in Edison, New Jersey for three years.  343 Thornall Street is a 195,709 square-foot office building and is 96.8 percent leased.

IN WESTCHESTER COUNTY, NEW YORK:

•                  Hypres, Inc., an electronics company, renewed its lease for 17,200 square feet at 175 Clearbrook Road in Elmsford, New York for a term of four years and seven months.  175 Clearbrook Road is a 98,900 square-foot office/flex building and is 100 percent leased.

•                  Argus Information and Advisory Services, LLC, a management consulting and information services firm, signed a new, 10-year lease for 16,932 square feet at 50 Main Street in White Plains, New York.  Located in the Westchester Financial Center, 50 Main Street is a 309,000 square-foot office building and is 99.3 percent leased.

IN FAIRFIELD COUNTY, CONNECTICUT:

•                  South Beach Beverage Company (SoBe), a division of Pepsi-Cola North America, renewed its lease of 21,181 square feet at 40 Richards Avenue in Norwalk, Connecticut for four years.

•                  Also at 40 Richards Avenue, HQ Global Workplaces, LLC, a provider of temporary office suites, signed a new lease for 14,459 square feet for 11 years and six months.  40 Richards Avenue is a 145,487 square-foot office building and is 79.6 percent leased.

•                  HQ Global Workplaces, LLC also signed a new lease for 19,190 square feet at 1266 East Main Street in Stamford, Connecticut for a term of 11 years and six months.  1266 East Main Street is a 179,260 square-foot office building and is 81.3 percent leased.

IN SUBURBAN PHILADELPHIA:

•                  Brinker Capital, Inc., an investment services provider, signed for a total of 32,469 square feet at 1055 Westlakes Drive in Berwyn, Pennsylvania.  The transaction represented a 10-year expansion of 12,869 square feet and 44-month renewal of 19,600 square feet.  1055 Westlakes Drive is a 118,487 square-foot office building, located in the Westlakes Corporate Park, and is 96.8 percent leased.

•                  The University of Pennsylvania Health System, on behalf of Home Care and Hospice Services, signed a new seven-year lease for 21,306 square feet at 150 Monument Road in Bala Cynwyd, Pennsylvania.  150 Monument Road is a 125,783 square-foot office building and is 98.4 percent leased.

IN WASHINGTON, DC/MARYLAND

•                  Gryphon Technologies, a systems integration, engineering and information technology company, signed a new, five-year and five-month lease for 14,159 square feet at 6301 Ivy Lane in Greenbelt, Maryland.  6301 Ivy Lane, located in Capital Office Park, is a 112,003 square-foot office building and is 83.7 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the third quarter 2006 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.06.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the fourth quarter 2006 and full year 2007, as follows:

	Fourth Quarter	Full Year
	2006 Range	2007 Range
Net income available to common shareholders	$1.11 - $1.13	$1.05 - $1.21
Add: Real estate-related depreciation and amortization	0.59	2.33
Deduct: Gain on Sale of Rental Property	(0.86)	—
Funds from operations available to common shareholders	$0.84 - $0.86	$3.38 - $3.54

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, November 2, 2006 at 11:00 a.m. Eastern Time, which will be broadcast live via the Internet at:

http://www.corporate-ir.net/ireye/ir_site.zhtml?ticker=CLI&script=1010&item_id=1401633

The live conference call is also accessible by calling (913) 981-5545 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on November 2, 2006 through November 9, 2006.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 2983453.

Copies of Mack-Cali’s 2006 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Third Quarter 2006 Form 10-Q:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.10q.06/pdf

Third Quarter 2006 Supplemental Operating and Financial Data:

http://www.mack-cali.com/graphics/shareholders/pdfs/3rd.quarter.sp.06.pdf

In addition, these items are available upon request from:

Mack-Cali Investor Relations Dept.

P.O. Box 7817, Edison, New Jersery 08818-7817

(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully-integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio.  Mack-Cali owns or has interests in 321 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 36.1 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of approximately 2,600 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at http://www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the headings “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Quarter Ended
	September 30,
	2006	2005
Revenues
Base rents	$140,356	$127,770
Escalations and recoveries from tenants	25,045	21,163
Construction services	23,236	—
Real estate services	10,653	636
Other income	3,927	4,583
Total revenues	203,217	154,152

Expenses
Real estate taxes	22,652	19,885
Utilities	18,766	15,867
Operating services	23,534	19,544
Direct construction costs	22,568	—
Real estate services salaries, wages and other costs	6,686	—
General and administrative	12,173	7,952
Depreciation and amortization	40,132	37,838
Total expenses	146,511	101,086
Operating Income	56,706	53,066

Other (Expense) Income
Interest expense	(35,815)	(30,159)
Interest and other investment income	514	308
Equity in earnings (loss) of unconsolidated joint ventures	(4,757)	322
Minority interest in consolidated joint ventures	113	—
Total other (expense) income	(39,945)	(29,529)
Income from continuing operations before Minority interest in Operating Partnership	16,761	23,537
Minority interest in Operating Partnership	(3,263)	(4,205)
Income from continuing operations	13,498	19,332
Discontinued operations (net of minority interest):
Income from discontinued operations	3,013	1,772
Total discontinued operations, net	3,013	1,772
Net income	16,511	21,104
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$16,011	$20,604

PER SHARE DATA:
Basic earnings per common share	$0.26	$0.33
Diluted earnings per common share	$0.26	$0.33

Dividends declared per common share	$0.64	$0.63

Basic weighted average shares outstanding	62,302	61,609

Diluted weighted average shares outstanding	78,258	75,760

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts) (unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Revenues
Base rents	$406,989	$380,284
Escalations and recoveries from tenants	69,862	57,128
Construction services	36,286	—
Real estate services	19,015	1,853
Other income	9,985	7,517
Total revenues	542,137	446,782

Expenses
Real estate taxes	64,891	56,890
Utilities	46,789	38,648
Operating services	66,024	59,428
Direct construction costs	35,148	—
Real estate services salaries, wages and other costs	10,820	—
General and administrative	32,796	23,449
Depreciation and amortization	116,980	106,067
Total expenses	373,448	284,482
Operating Income	168,689	162,300

Other (Expense) Income
Interest expense	(100,620)	(88,919)
Interest and other investment income	2,359	493
Equity in earnings (loss) of unconsolidated joint ventures	(5,356)	552
Minority interest in consolidated joint ventures	143	(74)
Gain on sale of investment in marketable securities	15,060	—
Gain on sale of investment in unconsolidated joint ventures	—	35
Total other (expense) income	(88,414)	(87,913)
Income from continuing operations before Minority interest in Operating Partnership	80,275	74,387
Minority interest in Operating Partnership	(15,326)	(15,043)
Income from continuing operations	64,949	59,344
Discontinued operations (net of minority interest):
Income from discontinued operations	7,872	12,270
Realized gains (losses) and unrealized losses on disposition of rental property, net	3,921	8,973
Total discontinued operations, net	11,793	21,243
Net income	76,742	80,587
Preferred stock dividends	(1,500)	(1,500)
Net income available to common shareholders	$75,242	$79,087

PER SHARE DATA:
Basic earnings per common share	$1.21	$1.29
Diluted earnings per common share	$1.20	$1.29

Dividends declared per common share	$1.90	$1.89

Basic weighted average shares outstanding	62,158	61,397

Diluted weighted average shares outstanding	77,664	73,585

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended
	September 30,
	2006	2005
Net income available to common shareholders	$16,011	$20,604
Add: Minority interest in Operating Partnership	3,263	4,205
Minority interest in discontinued operations	756	395
Real estate-related depreciation and amortization on continuing operations (1)	45,409	38,568
Real estate-related depreciation and amortization on discontinued operations	1,662	2,910
Funds from operations available to common shareholders (2)	$67,101	$66,682

Diluted weighted average shares/units outstanding (3)	78,258	75,760

Funds from operations per share/unit — diluted	$0.86	$0.88

Dividends declared per common share	$0.64	$0.63

Dividend payout ratio:
Funds from operations-diluted	74.64%	71.58%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$3,184	$1,404
Tenant improvements and leasing commissions	$15,690	$11,198
Straight-line rent adjustments (4)	$5,003	$3,239
Amortization of (above)/below market lease intangibles, net	$234	$1,197

(1)            Includes the Company’s share from unconsolidated joint ventures of $5,421 and $885 for 2006 and 2005, respectively.

(2)            Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)            Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (15,643 shares in 2006 and 13,755 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)            Includes the Company’s share from unconsolidated joint ventures of $1,272 and $300 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Net income available to common shareholders	$75,242	$79,087
Add: Minority interest in Operating Partnership	15,326	15,043
Minority interest in discontinued operations	2,910	4,392
Real estate-related depreciation and amortization on continuing operations (1)	126,625	108,370
Real estate-related depreciation and amortization on discontinued operations	7,088	9,420
Deduct: Gain on sale of investment in unconsolidated joint venture	—	(35)
Add: Discontinued operations — Realized gains (losses) and unrealized losses on disposition of rental property, net	(4,905)	(11,078)
Funds from operations available to common shareholders (2)	$222,286	$205,199

Diluted weighted average shares/units outstanding (3)	77,664	75,631

Funds from operations per share/unit — diluted	$2.86	$2.71

Dividends declared per common share	$1.90	$1.89

Dividend payout ratio:
Funds from operations-diluted	66.38%	69.66%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$7,575	$3,968
Tenant improvements and leasing commissions	$46,366	$31,901
Straight-line rent adjustments (4)	$17,603	$9,873
Amortization of (above)/below market lease intangibles, net	$1,260	$2,731

(1)             Includes the Company’s share from unconsolidated joint ventures of $10,078 and $2,775 for 2006 and 2005, respectively.

(2)             Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)             Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares, (15,195 shares in 2006 and 13,810 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)             Includes the Company’s share from unconsolidated joint ventures of $2,413 and $390 for 2006 and 2005, respectively.

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended
	September 30,
	2006	2005
Net income available to common shareholders	$0.26	$0.33
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.58	0.51
Real estate-related depreciation and amortization on discontinued operations	0.02	0.04

Funds from operations available to common shareholders (2)	$0.86	$0.88

Diluted weighted average shares/units outstanding (3)	78,258	75,760

(1)            Includes the Company’s share from unconsolidated joint ventures of $0.07 and $0.01 for 2006 and 2005, respectively.

(2)            Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)            Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares (15,643 shares in 2006 and 13,755 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Statements of Funds from Operations Per Diluted Share

(amounts are per diluted share, except share count in thousands) (unaudited)

	Nine Months Ended
	September 30,
	2006	2005
Net income available to common shareholders	$1.20	$1.29
Add: Real estate-related depreciation and amortization on continuing operations (1)	1.63	1.43
Real estate-related depreciation and amortization on discontinued operations	0.09	0.12
Realized gains (losses) and unrealized losses on disposition of rental property, net	(0.06)	(0.15)
Minority interest/rounding adjustment	—	0.02

Funds from operations available to common shareholders (2)	$2.86	$2.71

Diluted weighted average shares/units outstanding (3)	77,664	75,631

(1)             Includes the Company’s share from unconsolidated joint ventures of $0.13 and $0.04 for 2006 and 2005, respectively.

(2)             Funds from operations for both periods are calculated in accordance with the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)             Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common and preferred units into common shares 15,195 shares in 2006 and 13,810 shares in 2005), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except share amounts) (unaudited)

	September 30,	December 31,
	2006	2005
ASSETS:
Rental property
Land and leasehold interests	$656,810	$637,653
Buildings and improvements	3,543,937	3,539,003
Tenant improvements	332,775	307,664
Furniture, fixtures and equipment	7,812	7,432
	4,541,334	4,491,752
Less-accumulated deprec. & amort.	(763,053)	(722,980)
	3,778,281	3,768,772
Rental property held for sale, net	247,207	—
Net investment in rental property	4,025,488	3,768,772
Cash and cash equivalents	20,780	60,397
Marketable securities available for sale at fair value	—	50,847
Investments in unconsolidated joint ventures	205,773	62,138
Unbilled rents receivable, net	107,757	92,692
Deferred charges and other assets, net	250,884	197,634
Restricted cash	15,981	9,221
Accounts receivable, net	42,098	5,801

Total assets	$4,668,761	$4,247,502

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Senior unsecured notes	$1,631,216	$1,430,509
Revolving credit facility	412,000	227,000
Mortgages, loans payable and other obligations	402,621	468,672
Dividends and distributions payable	50,521	48,178
Accounts payable, accrued expenses and other liabilities	133,371	85,481
Rents received in advance and security deposits	49,519	47,685
Accrued interest payable	19,197	27,871
Total liabilities	2,698,445	2,335,396

Minority interests:
Operating Partnership	480,951	400,819
Consolidated joint ventures	2,104	—
Total minority interests	483,055	400,819
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
62,551,206 and 62,019,646 shares outstanding	625	620
Additional paid-in capital	1,694,563	1,682,141
Unamortized stock compensation	—	(6,105)
Dividends in excess of net earnings	(232,927)	(189,579)
Accumulated other comprehensive loss	—	(790)
Total stockholders’ equity	1,487,261	1,511,287

Total liabilities and stockholders’ equity	$4,668,761	$4,247,502